Exhibit 10.47 Rewards – Compensation Management Short-Term Incentive – Executive Officers (STI) Plan

Purpose	The STI plan provides an annual performance-based cash bonus opportunity for eligible employees. This is intended to achieve a number of goals including:

	●	Emphasizing the Company’s commitment to competitive compensation practices;

	●	Driving a high performance culture;

	●	Assuring accountability;

	●	Focusing on results, not activity; and

	●	Reinforcing the importance of measurable and aligned goals and objectives.

Eligibility	These guidelines apply to Executive Officers.

To receive payment under the STI Plan, the participant must be actively employed as of November 30.

Plan Design	The plan design is based on the following financial metrics.

	●	EBITDA
	●	Net Revenue
	●	Earnings Per Share

Each participant’s plan design will be based on the participant’s position. Details of the design are as follows:

	●	Corporate/Global

Weighting Per Metric
EPS	HBF Net Revenue	HBF EBITDA
30%	35%	35%

●	Operating Segment

Weighting Per Metric
EPS	Operating Segment Net Revenue	Operating Segment EBITDA
30%	35%	35%

Exhibit 10.47 Rewards – Compensation Management Short-Term Incentive – Executive Officers (STI) Plan

Target
	●	Each metric will have a target level of performance. Payout will be determined for each metric based on performance relative to target. The target levels of performance will be established at the beginning of each fiscal year.

Threshold
	●	Threshold performance levels will be established for each metric as follows:
		o	Net Revenue: 90% of target
		o	EBITDA: 80% of target
		o	EPS: 80% of target

	●	Payout at the threshold level of performance will be 50% of the target allocated to that metric.

Superior
	●	Superior performance levels will be established for each metric as follows:
		o	Net Revenue: 110% of target
		o	EBITDA: 120% of target
		o	EPS: 120% of target

	●	Payout at the superior level of performance will be 200% of the target allocated to that metric.

See Appendix for payout schedule.

Payment	Payment will be made in cash, subject to taxes and deductions as applicable.
Payment will be made as close as possible to January 31 following the conclusion of the relevant Plan Year, but will be made no later than March 15th of the calendar year following the Plan Year.

Participant Status Changes

If a participant begins employment with the company during the Plan Year, bonus potential will be pro-rated for the time the participant was employed during the Plan Year.

If a participant transfers jobs and changes plan design standards, potential bonus will be pro-rated for the time spent in each job.

Exhibit 10.47 Rewards – Compensation Management Short-Term Incentive – Executive Officers (STI) Plan

Administration	Participants may direct questions about the STI Plan to their local management or human resources representatives.

The Compensation Committee of the Board of Directors shall make a certification decision with respect to performance of financial metrics and consider extraordinary circumstances that may have positively or negatively impacted the achievement of the objectives. The STI Plan is a discretionary bonus plan and shall not be construed as a contract. The Board or management in their discretion, reserves the right at any time to enhance, diminish or terminate all or any portion of any compensation plan or program, on a collective or individual basis.

Payments under the STI Plan are subject to the Company’s Executive and Key Manager Compensation Recovery Policy and any other compensation recovery policies the Company may adopt in the future to conform to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (or any other applicable law) and any applicable rules and regulations of the Securities and Exchange Commission or applicable stock exchange.

Relevant Terms	Actively Employed - A full-time or part-time employee on the Company payroll. It excludes any employee who has been terminated from employment with the Company – voluntarily or involuntarily –prior to November 30.

Company - H.B. Fuller Company and its wholly owned subsidiaries.

Eligible Earnings – To be determined by region/country.

Payment - The cash reward payable after conclusion of the Plan Year.

Plan Year – The relevant Company fiscal year.

Short Term Incentive (STI) Plan - The program described herein. May also be referred to as “STIP” or “STI Plan”.

Exhibit 10.47 Rewards – Compensation Management Short-Term Incentive – Executive Officers (STI) Plan

Appendix

STIP Payment Schedule for EPS,		STIP Payment schedule for
EBITDA		Net Revenue
Metric Performance	Payout (as % of target)	Metric Performance	Payout (as % of target)
120%	200.0%	110%	200%
119%	195.0%	109%	190%
118%	190.0%	108%	180%
117%	185.0%	107%	170%
116%	180.0%	106%	160%
115%	175.0%	105%	150%
114%	170.0%	104%	140%
113%	165.0%	103%	130%
112%	160.0%	102%	120%
111%	155.0%	101%	110%
110%	150.0%	100%	100%
109%	145.0%	99%	95%
108%	140.0%	98%	90%
107%	135.0%	97%	85%
106%	130.0%	96%	80%
105%	125.0%	95%	75%
104%	120.0%	94%	70%
103%	115.0%	93%	65%
102%	110.0%	92%	60%
101%	105.0%	91%	55%
100%	100.0%	90%	50%
99%	97.5%
98%	95.0%
97%	92.5%
96%	90.0%
95%	87.5%
94%	85.0%
93%	82.5%
92%	80.0%
91%	77.5%
90%	75.0%
89%	72.5%
88%	70.0%
87%	67.5%
86%	65.0%
85%	62.5%
84%	60.0%
83%	57.5%
82%	55.0%
81%	52.5%
80%	50.0%

●	Payout is calculated for each incremental increase in performance (straight line interpolation).

Exhibit 10.47 Rewards – Compensation Management Short-Term Incentive – Executive Officers (STI) Plan

Calculation Guidelines

Total Company Metrics
Company EPS
The adjusted EPS as disclosed in the Company’s earnings release.

HBF Net Revenue
●	Net revenue as disclosed in the Company’s earnings release.

●	Basis of targets is US dollars. Actual results are adjusted to conform with budgeted exchange rates.

●	Unbudgeted acquisitions and divestitures are excluded from the calculation.

HBF EBITDA (Consolidated)
●	Adjusted Net Income plus adjusted Income Tax Expense plus Interest Expense, net, plus Depreciation Expense plus Amortization Expense.

●	Basis of targets is US dollars. Actual results are adjusted to conform with budgeted exchange rates.

●	Unbudgeted acquisitions and divestitures are excluded from the calculation.

Operating Segment Metrics
Net Revenue
●	Net revenue of the operating segment as disclosed in the Company’s earnings release.

●	Basis of targets is US dollars. Actual results are adjusted to conform with budgeted exchange rates.

●	Unbudgeted acquisitions and divestitures are excluded from the calculation.

Segment EBITDA
●	Segment Operating Income plus Depreciation Expense plus Amortization Expense, plus Non-Operating Pension Expense or Income, plus Reported Sekisui Fuller Joint Venture Equity Earnings as reported on the consolidated Company P&L (if applicable), as reported in the Company’s earnings release

●	Basis of targets is US dollars. Actual results are adjusted to conform with budgeted exchange rates

●	Unbudgeted acquisitions and divestitures are excluded from the calculation.

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